UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2024

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02     Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review

In connection with the preparation of Dalrada Financial Corporation’s (the “Company”) financial statements as of  June 30, 2024, the Company’s management identified an error made in the previously issued financial statements for the period ended March 31, 2024 (“Affected Period”). Management recommended that the Form 10-Q for the period ended March 31, 2024 should no longer be relied upon due to a revenue overstatement error in the amount of $2,318,329. The error identified in the Affected Period was primarily due to a control deficiency over revenue accruals.

The Company anticipates filing restated financial statements for the Affected Period on Form 10-Q/A as soon a reasonably practical. Because of this restatement, the previously-issued financial statements for the Affected Period, as well as the relevant portion of any communication which describes or are based on such financial statements, should no longer be relied upon. Again, the Company anticipates an amended filing for the Affected Period will be filed shortly.

The Audit Committee, along with management, discussed the matters disclosed in this filing pursuant to this Item 4.02 with Assurance Dimensions as its independent registered public accounting firm, for the period from January 1, 2023 to March 31, 2023, and also with CM3 Advisory (the Company’s current independent registered accounting firm).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2024	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

2